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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PrimaCis Health Information
Technology, Inc.:

    We consent to the use of our report on the financial statements of PrimaCis Health Information Technology, Inc. as of December 31, 1998 and for the year then ended included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG LLP

Portland, Oregon
December 10, 1999